Exhibit 99.1

Editorial Contacts:	Investor Contacts:
Ken Montgomery	Stephen Wideman
Quest Software	Quest Software
949.754.8633	949.754.8412
ken.montgomery@quest.com	stephen.wideman@quest.com

Steve Martin	Jenifer Kirtland
BakBone Software	EVC Group for BakBone Software
858.795.7525	415.896.6820

Quest Software Announces Agreement to Acquire BakBone Software

Highly complementary product sets for physical, virtual and

application-level data protection

ALISO VIEJO and SAN DIEGO, Calif., Nov. 9, 2010 – Quest Software, Inc. (Nasdaq: QSFT) and BakBone Software Incorporated (OTC Bulletin Board: BKBO) today announced that they have signed a definitive agreement for Quest to acquire BakBone, a leading provider of data protection software with headquarters in San Diego, California. BakBone delivers real-time continuous data protection, deduplication, replication, disk-based and tape backup and recovery. With BakBone, Quest will acquire heterogeneous data protection technologies that complement its portfolio of solutions for virtual, database and application-level data protection including vRanger® Pro; LiteSpeed® for Microsoft SQL Server and Oracle; Recovery Manager for Microsoft Exchange; SharePoint; Active Directory; and SharePlex® for Oracle.

Quest expects to pay approximately $55 million, including the payment of certain debt obligations and net of anticipated cash on hand. BakBone shareholders will receive $0.33 per common share and $1.29 per preferred share following the closing of the acquisition.

“Quest continues to innovate by delivering data protection solutions to address one of the key pain points facing every organization – the ever-expanding amount of data being created,” said Doug Garn, CEO and president of Quest Software. “Quest has a long and successful history of acquiring and building out technically strong products and development teams. BakBone meets these criteria. Our respective products are highly complementary, with minimal overlap. The value received from BakBone’s employees, technologies, partners and customers is expected to be a key benefit as we seek to expand our market share in the data protection market by building upon our core portfolio.”

Under the terms of the agreement, which has been approved by the boards of directors of both BakBone and Quest, the acquisition will be conducted by way of a statutory plan of arrangement under the Canada Business Corporations Act and will require approval of the BakBone security holders and the Court of Queen’s Bench of Alberta. The closing of the acquisition, which is subject to customary closing conditions, is expected to occur in the first quarter of 2011.

“We are pleased that we have been able to enter into this definitive agreement on behalf of BakBone’s shareholders,” said Steve Martin, interim CEO and CFO of BakBone. “Quest has a rich history of recognizing new technologies in emerging markets and bringing them to a wider audience through its network of worldwide customers. We are confident that we will see even greater success for our solutions as part of the Quest family, and pleased that Quest saw value in adding us as an integral part of its data protection portfolio.”

Additional Information and Where to Find It

In connection with the proposed acquisition, BakBone will file a Proxy Statement with the SEC and Canadian securities commissions. ALL INVESTORS AND SHAREHOLDERS ARE ADVISED TO READ THIS PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING BAKBONE, THE ACQUISITION, THE PERSONS SOLICITING PROXIES IN CONNECTION WITH THE ACQUISITION ON BEHALF OF BAKBONE AND THE INTERESTS OF THESE PERSONS IN THE ACQUISITION AND RELATED MATTERS. BakBone intends to mail the Proxy Statement to its shareholders once such Proxy Statement is no longer subject to SEC review. Investors and shareholders may obtain a free copy of the Proxy Statement when available and other documents filed by BakBone with the SEC on the SEC’s website at http://www.sec.gov. Free copies of the Proxy Statement may be obtained by contacting the Chief Executive Officer of BakBone at 9540 Towne Centre Drive, Suite 100, San Diego, CA 92121 or by calling (858) 795-7525. In addition to the Proxy Statement, BakBone and Quest file annual, quarterly, and special reports, proxy statements and other information with the SEC, and, in the case of BakBone, on SEDAR.

BakBone and its respective directors, executive officers and certain members of its management and other employees may be soliciting proxies from its shareholders in favor of the arrangement agreement, the acquisition and other related matters. Information concerning persons who may be considered participants in the solicitation of BakBone’s shareholders under the rules of the SEC will be set forth in the Proxy Statement to be filed by BakBone.

About BakBone Software

BakBone makes data protection a simple, straightforward process with an award-winning product suite. From real-time data protection to deduplication, disk-based and tape backup and application protection, BakBone’s solutions manage resources across all platforms, providing improved operational efficiency, reduced system downtime, improved data and application availability and enhanced security to support the business growth of enterprise environments. For more information about BakBone, visit www.bakbone.com or email info@bakbone.com.

About Quest Software, Inc.

Quest Software (Nasdaq: QSFT) simplifies and reduces the cost of managing IT for more than 100,000 customers worldwide. Our innovative solutions make solving the toughest IT management problems easier, enabling customers to save time and money across physical, virtual and cloud environments. For more information about Quest solutions for application management, database management, Windows management, virtualization management, and IT management, go to www.quest.com.

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Quest and Quest Software are trademarks or registered trademarks of Quest Software, Inc. The Quest Software logo and all other Quest Software product or service names and slogans are registered trademarks or trademarks of Quest Software, Inc. All other trademarks and registered trademarks are property of their respective owners.

Forward-Looking Statements

This press release includes predictions, statements and other information relating to Quest’s acquisition of BakBone that might be considered forward-looking statements. These forward-looking statements relate, but are not limited to, the combination of BakBone’s technologies with Quest’s product offerings, the capabilities of such technologies and offerings and future benefits to Quest’s and BakBone’s customers and the anticipated closing date of the transaction. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: risks that the transaction may not be completed or that completion could be delayed due to the failure to satisfy certain closing conditions or obtain required approvals, including the approval of the BakBone shareholders and the Court of Queen’s Bench of Alberta; risks that the transaction or related integration activity may disrupt current plans, projects and operations; and Quest’s ability to recognize the benefits of the acquisition. Other risks and uncertainties that may affect forward-looking statements include: reductions or delays in information technology spending; adverse changes in general economic or market conditions; risks associated with foreign operations; competitive factors, including industry consolidation, and new product and marketing initiatives by the companies’ competitors; Quest’s ability to retain existing personnel and recruit and retain qualified personnel; and other risks described from time to time in Quest’s and BakBone’s filings with the SEC. For a discussion of these and other related risks, please refer to Quest’s and Bakbone’s recent SEC filings, including Quest’s Annual Report on Form 10-K for the year ended December 31, 2009 and BakBone’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010, which are available on the SEC’s website at www.sec.gov, and in the case of BakBone, on SEDAR. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Quest and BakBone undertake no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

Web links referenced in this release:

Quest Software: www.quest.com

BakBone Software Incorporated: www.bakbone.com

Data protection: http://vizioncore.com/product/vRanger

Replication: http://vizioncore.com/product/vReplicator

vRanger Pro: http://vizioncore.com/product/vRanger

Litespeed: http://www.quest.com/database-management/backup-and-recovery.aspx

Recovery Manager: http://www.quest.com/windows-management/recovery-and-availability.aspx

SharePlex: http://www.quest.com/shareplex-for-oracle/

Application management: http://www.quest.com/application-monitoring/

Database management: http://www.quest.com/database-management/

Windows management: http://www.quest.com/windows-management/

Virtualization management: /http://www.quest.com/virtualization/

IT management: www.quest.com